Exhibit B
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         Monthly Operating Reports Service Parties

Kevin Pond                              William H. Sudell, Jr., Esq.
Polaroid Corporation                    Morris Nichols, Arsht & Tunnell
f/k/a Primary PDC, Inc.                 1201 North Market Street
1265 Main Street                        Wilmington, DE 19899
Waltham, MA 02451                       By Hand-Delivery
By Overnight Courier
                                        Patricia Schrage, Esq.
Mark Kenney, Esq.                       Securities & Exchange Commission
Office of the U.S. Trustee              New York Office
844 King Street                         Branch/Reorganization
Wilmington, DE  19899                   233 Broadway
By Hand-Delivery                        New York, NY  10279
                                        By Overnight Courier
Brendan Linehan Shannon, Esq.
Young Conaway Stargatt & Taylor LLP     Perry M. Mandarino
The Brandywine Building, 17th Floor     Partner
1000 West Street                        Traxi LLC
P.O. Box 391                            212 West 35th Street
Wilmington, DE 19899                    New York, New York 10001
By Hand-Delivery                        By Overnight Courier

Fred Hodara, Esq.                       Laura Davis Jones, Esq.
Philip Dublin, Esq.                     Rachel Lowy Werkheiser, Esq.
Akin, Gump, Strauss, Hauer              Pachulski Stang Ziehl Young Jones & Weintraub P.C.
  & Feld, L.L.P.                        919 N. Market Street, 16th Floor
590 Madison Avenue                      P.O. Box 8705 (19899)
New York, NY 10022                      Wilmington, DE 19801
By Overnight Courier                    By Hand-Delivery

Marshall Huebner, Esq.                  Marc A. Beilinson, Esq.
Davis, Polk & Wardwell                  Ellen M. Bender, Esq.
450 Lexington Avenue                    Pachulski Stang Ziehl Young Jones & Weintraub P.C.
New York, NY 10017                      10100 Santa Monica Blvd., Suite 1100
By Overnight Courier                    Los Angeles, CA 90067
                                        By Overnight Courier
Robert Scheibe, Esq.
Morgan, Lewis & Bockius LLP             Michael E. Foreman, Esq.
101 Park Avenue                         James D. Meade, Esq.
New York, NY 10178                      Proskauer Rose LLP
By Overnight Courier                    1585 Broadway
                                        New York, NY 10036-8299
                                        By Overnight Courier

                                        Adam Harris, Esquire
                                        O'Melveny & Myers LLP
                                        30 Rockefeller Plaza
                                        New York, New York 10112-0002
                                        By Overnight Courier

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